Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Company Contacts:

Isaac Bresnick

President

Liquidmetal Technologies, Inc.

949-635-2123

isaac.bresnick@liquidmetal.com

Liquidmetal Enters Into Golf License Agreement

Lake Forest, Calif. – January 19, 2022 – Liquidmetal® Technologies, Inc. (OTCQB: LQMT) through its majority owned subsidiary, Liquidmetal Golf, has entered into a sub-license agreement with Amorphous Technologies Japan Inc. (“ATJ”), a newly formed Japanese entity established by Twins Corporation, a company operating for over 20 years in the sporting goods industry with direct access to over 3,000 global, retail establishments. ATJ will focus its efforts on developing golf clubs utilizing Liquidmetal’s technology and selling them across the globe, beginning in Japan where golf is one of the most popular sports in the country.

“If you’ve followed our Company’s history, you’ll remember that we sold Liquidmetal drivers about 20 years ago, competing against the best brands in the world. While we have since concentrated our efforts in other industries, we have found a partner who can focus purely on developing the golf market, and we are delighted to work with ATJ who shares our vision on the golf business potential utilizing our technology,” said Tony Chung, CEO of Liquidmetal.

“Our partnership with Liquidmetal presents us with an exciting new opportunity to develop the golf market with this amazing technology,” said Ryuji Kajiwara, founder and CEO of Amorphous Technologies Japan Inc. and Twins Corporation. “The possibilities are endless, and we look forward to designing and developing golf clubs that will redefine performance powered by Liquidmetal.”

For more information on the sublicense agreement with ATJ, please refer to the 8-K filed with the SEC on January 19, 2022.

About Liquidmetal Technologies

Lake Forest, California-based Liquidmetal Technologies, Inc. is the leading developer of parts made with bulk amorphous alloys, also known scientifically as bulk metallic glasses or BMGs. The non-crystalline atomic structure of these materials imparts unique performance properties, including the ability to injection-mold with micron-level precision, lustrous finishes, high strength, hardness and corrosion resistance, and remarkable elasticity. Liquidmetal Technologies is the first company to develop amorphous alloy parts commercially, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.

About Twins Corporation

Japan-based Twins Corporation was founded in 1999 primarily to import and export various products. Twins has expanded its sales channels, especially in the sporting goods industry, and has become one of the largest distributors of sporting goods and equipment in Japan. Twins operates through a logistic center and three regional offices in Japan. For more information, go to www.twins-corp.com.

Forward-Looking Statement

This press release contains "forward-looking statements," including but not limited to statements regarding the advantages of Liquidmetal's amorphous alloy technology, scheduled manufacturing of customer parts and other statements associated with Liquidmetal's technology and operations. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Liquidmetal's expectations and projections. Risks and uncertainties include, among other things, customer adoption of Liquidmetal's technologies and successful integration of those technologies into customer products; potential difficulties or delays in manufacturing products incorporating Liquidmetal's technologies; Liquidmetal's ability to fund its current and anticipated operations; the ability of third party suppliers and manufacturers to meet customer product requirements; general industry conditions; general economic conditions; and governmental laws and regulations affecting Liquidmetal's operations. Additional information concerning these and other risk factors can be found in Liquidmetal's public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in Liquidmetal's 2020 Annual Report on Form 10-K.